Exhibit 10.22

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER ___, 2024 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

Breathe BioMedical Inc.

UNSECURED CONVERTIBLE PROMISSORY NOTE

September __, 2024

FOR VALUE RECEIVED, Breathe BioMedical Inc., a corporation existing under the laws of Canada (the “Company”), hereby promises to pay, on the written demand of the Investor at any time on or after September ___, 2025 (the “Maturity Date”), to (the “Lender”) the principal sum CAD $[XX] or such lesser principal amount then outstanding, together with all accrued and unpaid interest thereon as set forth below. This Unsecured Convertible Promissory Note (this “Convertible Note”) is being issued in connection with an interim debt financing of the Company by Lender and other lenders in an amount of up to CAD $2,000,000 in order to facilitate a Qualified Equity Financing, pursuant to the terms of those certain Convertible Note Subscription Agreements entered into between the Company and each investor party thereto (the “Note Subscription Agreements”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note Subscription Agreements between the Company and the Lender, and other lenders who have executed similar Note Subscription Agreements.

Interest. Interest on the principal amount of this Convertible Note will accrue from and including the date hereof until and including the date such principal amount is paid, at a rate equal to ten percent (10.0%) per annum, without compounding. Principal and interest shall be payable in lawful money of Canada, in immediately available funds, at the principal office of the Lender or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 365-day year, for the actual days elapsed. Notwithstanding any other provision of this Convertible Note, the Lender hereof does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder.

Prepayment. The Company may prepay this Convertible Note in whole or in part at any time prior to the Maturity Date without the prior approval or consent of the Lender.

Conversion of Convertible Note. Sections 1.5, 1.6 and 1.7 of the Note Subscription Agreement provide for the repayment or conversion (as applicable) of this Convertible Note in the event of a Qualified Equity Financing, an Acquisition, or an Optional Conversion, respectively.

Subordination. The obligations represented by this Convertible Note shall be subordinated in right of payment and priority and subject, in the manner and to the extent described below, to any and all obligations owed by the Company to holders of the Senior Debt (as defined herein), so long as any Senior Debt remains unpaid, in whole or in part, or the holder of any Senior Debt is committed or otherwise obligated to extend credit to the Company under any loan agreement. The term “Senior Debt” shall mean all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, and government agencies, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

So long as any of the Senior Debt remains unpaid and outstanding, in whole or in part, or so long as a Senior Debt lender is committed or otherwise obligated to extend credit to the Company under any loan agreement, the holders of the Convertible Notes agrees that each such holder shall not: (i) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the obligations now or hereafter existing under the Convertible Notes; (ii) sell, assign, transfer, pledge, or give a security interest in the Convertible Notes; (iii) enforce or apply any security, now or hereafter existing for the Convertible Notes; (iv) commence, prosecute or participate in any administrative, legal, or equitable action against the Company concerning the obligations under the Convertible Notes; (v) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors’ agreement; (vi) take, maintain or enforce any lien or security, which is senior to the Senior Debt lender’s interest, in any property, real or personal, to secure the obligations under the Convertible Notes; or (vii) incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from, the Company with respect to the obligations under the Convertible Notes; provided, however, that this paragraph shall not apply to (a) any filing by the holder of the Convertible Notes of any proof of claim or any other similar filing or action to protect such lender’s rights in bankruptcy, or (b) any action by the Company or the holders of the Convertible Notes that results solely in the issuance and/or receipt of common shares or other equity security of the Company.

Events of Default. The outstanding balance of this Convertible Note shall be immediately due and payable prior to maturity in case of any of the following events, each of which shall be an “Event of Default”: (a) any Event of Bankruptcy; (b) a dissolution, termination of existence, suspension or discontinuance of business, or ceasing to operate as a going concern; or (c) the failure to perform any material covenant by the Company under the Note Subscription Agreement for a period of forty five (45) business days. As used herein, an “Event of Bankruptcy” means any of the following events impacting the Company or its operating subsidiaries: (i) any assignment by the Company for the benefit of its creditors; (ii) an admission in writing by the Company of its inability to pay its debts as they become due; (iii) filing by the Company of a voluntary petition in bankruptcy; (iv) seeking or consenting to, or acquiescing in, the appointment of any trustee, receiver, custodian, liquidator or similar official for the Company or a substantial part of its property; (v) the elapse of ninety (90) days after the commencement of an action against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief without such action being dismissed; (vi) the insolvency or other cessation of existence of the Company and its operating subsidiaries; or (vii) any corporate action by the Company to authorize or effect any of the foregoing actions. Upon the occurrence and continuance of an Event of Default, the Lender’s remedies shall include the rights to declare the entire principal balance of this Convertible Note and any accrued and unpaid interest immediately due and payable, without notice or presentment, or exercise any other remedies available to a lender at law.

Payment of Costs of Enforcement. The Company agrees to pay all costs, charges and expenses incurred by the Lender (including, without limitation, costs of collection, court costs, and reasonable attorneys’ fees and disbursements) in connection with the successful enforcement of the Lender’s rights under this Convertible Note (all such costs, charges and expenses being herein referred to as “Costs”). The Company agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights, and further agrees that any payments received hereunder will be applied first to Costs, then to interest, and the balance to principal. The Lender shall not by any act, delay, omission, or otherwise be deemed to waive any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Lender. Presentment for payment, demand, protest, notice of protest and notice of nonpayment are hereby waived. Notwithstanding anything to the contrary in this Section 6, the Company and the Lender agree to pay their own fees and expenses incurred in connection with the negotiation, execution, delivery and performance (other than cost of enforcement as set forth in this Section 6), of this Convertible Note.

Miscellaneous. This Convertible Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Convertible Note is made under and shall be governed by and construed in accordance with the internal laws of the Province of New Brunswick. This Convertible Note may be amended, substituted, altered, waived, modified or extended, and the Convertible Note may be substituted, extended, converted or exchanged only with the prior written consent of the Company and the Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Unsecured Convertible Promissory Note as an instrument under seal as of the date first written above.

BREATHE BIOMEDICAL INC.

By:
Name:	William Dawes
Title:	Chief Executive Officer

[Signature Page to the Unsecured Convertible Promissory Note]